    As filed with the Securities and Exchange Commission on November 30, 1998

                                                      Registration No. 333-66213
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

Tennessee                                            62-0799975
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)


                              FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            PIONEER BANCSHARES, INC.
                          1994 LONG-TERM INCENTIVE PLAN

                              (Full Title of Plan)

                              MARY NEIL PRICE, ESQ.
                  EXECUTIVE VICE PRESIDENT, CORPORATE SECRETARY
                               AND GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                              FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37237-0721
                                 (615) 748-2049

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         First American Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents are hereby incorporated in this Post-Effective Amendment by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K, filed on March 27, 1998, as restated on Forms 8-K, filed on May 11, 1998 and July 14, 1998, for the year ended December 31, 1997.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, filed on April 30, 1998, August 11, 1998 and November 13, 1998, respectively.

         (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated April 24, 1972, as amended January 31, 1983, November 29, 1985 and May 13, 1986, filed by the Company to register such securities under the Exchange Act.

         (4) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated November 10, 1998, filed by the Company to register such securities under the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies and supersedes such statement. Any statement so modified or superseded shall not be deemed or to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable, as the Common Stock is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby has been passed upon by Mary Neil Price, Executive Vice President, General Counsel and Secretary of the Company. At the time of her opinion, Ms. Price was the beneficial owner of 16,492 shares of Common Stock (including shares of Common Stock which may be acquired upon the exercise of currently outstanding options).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceedings charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The registrant's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the registrant's directors from personal liability to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions to in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the registrant's Restated Charter provides that indemnification for directors, officers, employees and agents of the registrant may be provided either directly or through the purchase of insurance, by the registrant from time to time to the fullest extent and in the manner permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                                Description
------                                -----------

 4       --       Pioneer Bancshares, Inc.'s 1994 Long-Term Incentive Plan.

 5       --       Opinion of Counsel, including Counsel's consent concerning the securities registered hereunder.

15       --       Letter re: unaudited interim financial information.

23.1     --       Consent of KPMG Peat Marwick LLP, independent auditors.

23.2     --       Consent of Mary Neil Price (included as part of Exhibit 5).

24       --       Powers of Attorney.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that subparagraphs (i) and (ii) above, do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 30, 1998.


                                            FIRST AMERICAN CORPORATION
                                            (REGISTRANT)


                                            BY: /s/ DENNIS C. BOTTORFF
                                                -------------------------------
                                                DENNIS C. BOTTORFF
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated:







       PRINCIPAL OFFICERS:

 /s/ DENNIS C. BOTTORFF                     Chairman and Chief                November 25, 1998
---------------------------------           Executive Officer
 Dennis C. Bottorff

/s/ DALE W. POLLEY                          President                         November 25, 1998
---------------------------------
Dale W. Polley

/s/ ALLAN R. LANDON                         Executive Vice President
---------------------------------           and Chief Financial Officer       November 24, 1998
Allan R. Landon

/s/ M. JACK VANNATTA, JR.                   Executive Vice President          November 24, 1998
---------------------------------           and Principal Accounting
M. Jack Vannatta, Jr.                       Officer



            DIRECTORS:

/s/ DENNIS C. BOTTORFF                                                        November 25, 1998
---------------------------------
Dennis C. Bottorff

/s/ EARNEST W. DEAVENPORT, JR.*                                               November 25, 1998
---------------------------------
Earnest W. Deavenport, Jr.


/s/ REGINALD D. DICKSON*                                                      November 25, 1998
---------------------------------
Reginald D. Dickson

/s/ JAMES A. HASLAM II*                                                       November 25, 1998
---------------------------------
James A. Haslam II

/s/ WARREN A. HOOD, JR.*                                                      November 25, 1998
---------------------------------
Warren A. Hood, Jr.

/s/ MARTHA R. INGRAM*                                                         November 25, 1998
---------------------------------
Martha R. Ingram

/s/ WALTER G. KNESTRICK*                                                      November 25, 1998
---------------------------------
Walter G. Knestrick

/s/ GENE C. KOONCE*                                                           November 25, 1998
---------------------------------
Gene C. Koonce

/s/ JAMES R. MARTIN*                                                          November 25, 1998
---------------------------------
James R. Martin

/s/ ROBERT A. MCCABE, JR.*                                                    November 25, 1998
---------------------------------
Robert A. McCabe, Jr.

/s/ HOWARD L. MCMILLAN, JR.*                                                  November 25, 1998
---------------------------------
Howard L. McMillan, Jr.

/s/ JOHN N. PALMER*                                                           November 25, 1998
---------------------------------
John N. Palmer

/s/ DALE W. POLLEY                                                            November 25, 1998
---------------------------------
Dale W. Polley

/s/ E.B. ROBINSON, JR.*                                                       November 25, 1998
---------------------------------
E.B. Robinson, Jr.

/s/ ROSCOE R. ROBINSON*                                                       November 25, 1998
---------------------------------
Roscoe R. Robinson, M.D.

/s/ JAMES F. SMITH, JR.*                                                      November 25, 1998
---------------------------------
James F. Smith, Jr.

/s/ CAL TURNER, JR.*                                                          November 25, 1998
---------------------------------
Cal Turner, Jr.

/s/ CELIA A. WALLACE*                                                         November 25, 1998
---------------------------------
Celia A. Wallace

/s/ TED H. WELCH*                                                             November 25, 1998
---------------------------------
Ted H. Welch

/s/ J. KELLEY WILLIAMS*                                                       November 25, 1998
---------------------------------
J. Kelley Williams

                                                                              November __, 1998
---------------------------------
David K. Wilson

 /s/ TOBY S. WILT*                                                            November 25, 1998
---------------------------------
Toby S. Wilt

/s/ WILLIAM S. WIRE II*                                                       November 25, 1998
---------------------------------
William S. Wire II




*By: /s/ MARY NEIL PRICE
     ----------------------------                                             November 25, 1998
     Mary Neil Price
     Attorney in Fact

                                  EXHIBIT INDEX

INDEX
NUMBER     DESCRIPTION
------     -----------

  4        Pioneer Bancshares, Inc.'s 1994 Long-Term Incentive Plan.

  5 Opinion of Counsel, including Counsel's consent concerning securities registered pursuant to the Registration Statement on Form S-4.

  15       Letter re: unaudited interim financial information.

  23.1     Consent of KPMG Peat Marwick LLP, independent auditors.

  23.2     Consent of Mary Neil Price (included as part of Exhibit 5).

  24       Powers of Attorney.